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                                                                   Exhibit (r)

                CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY FUND, LLC
                 CSFB ALTERNATIVE CAPITAL EVENT DRIVEN FUND, LLC
              CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY FUND, LLC
               CSFB ALTERNATIVE CAPITAL TACTICAL TRADING FUND, LLC
                CSFB ALTERNATIVE CAPITAL RELATIVE VALUE FUND, LLC
         CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY INSTITUTIONAL FUND, LLC
          CSFB ALTERNATIVE CAPITAL EVENT DRIVEN INSTITUTIONAL FUND, LLC
       CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY INSTITUTIONAL FUND, LLC
        CSFB ALTERNATIVE CAPITAL TACTICAL TRADING INSTITUTIONAL FUND, LLC
         CSFB ALTERNATIVE CAPITAL RELATIVE VALUE INSTITUTIONAL FUND, LLC
            CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY MASTER FUND, LLC
             CSFB ALTERNATIVE CAPITAL EVENT DRIVEN MASTER FUND, LLC
           CSFB ALTERNATIVE CAPITAL LONG/SHORT EQUITY MASTER FUND, LLC
           CSFB ALTERNATIVE CAPITAL TACTICAL TRADING MASTER FUND, LLC
            CSFB ALTERNATIVE CAPITAL RELATIVE VALUE MASTER FUND, LLC
                         CSFB ALTERNATIVE CAPITAL, INC.
                         CREDIT SUISSE FIRST BOSTON, LLC

                                 CODE OF ETHICS
       UNDER RULE 17j-1 OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

                           DATED AS OF: MARCH 28, 2005

       It is the policy of the Adviser, the Principal Underwriter and each Fund that all Fund personnel, the Adviser and the Principal Underwriter should seek
(1) at all times to place the interests of Fund shareholders first; (2) conduct all personal securities transactions in a manner that is consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that Fund personnel, the Adviser and the Principal Underwriter should not take inappropriate advantage of their position or engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed to Fund shareholders, or the provisions of
Section 17(j) of the 1940 Act and Rule 17j-1 thereunder.

       CSFB Alternative Capital, Inc. (the "Adviser") and Credit Suisse First Boston, LLC (the "Principal Underwriter"), each impose additional reporting and review requirements and restrictions on the personal securities transactions of its personnel. The Board of Managers of each Fund (the "Fund Board of Managers") has determined that, in addition to the requirements of this Code of Ethics (the "Code"), the standards and reporting and review requirements established by these organizations will be appropriately applied by each Fund to those of its officers and those of its managers who are affiliated with these organizations.

       This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield against liability for personal trading or other conduct that violates a fiduciary duty to Fund interestholders.

1.     DEFINITIONS

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       (a)    "ACCESS PERSON" means (i) any Advisory Person of a Fund or of the
              Adviser; or (ii) any director, officer, general partner or manager of the Principal Underwriter who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by a Fund for which the Principal Underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities.

       (b)    "ADVISER" means CSFB Alternative Capital, Inc.

       (c) "ADVISORY PERSON" of a Fund or of the Adviser means: (i) any director, manager, officer, general partner or employee of the Fund or the Adviser (or of any company in a Control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a Control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

       (d) "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

       (e) "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in determining whether a person is the beneficial owner of a security for purposes of
              Section 16 of the 1934 Act and the rules and regulations thereunder.

       (f)    "CONTROL" shall have the same meaning as that set forth in
              Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

       (g) "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

              (i)    Direct obligations of the Government of the United States;

              (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

              (iii) Shares issued by open-end investment companies registered under the 1940 Act.

       (h) "FUND" means CSFB Alternative Capital Multi-Strategy Fund, LLC, CSFB Alternative Capital Event Driven Fund, LLC, CSFB Alternative Capital

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              Long/Short Equity Fund, LLC, CSFB Alternative Capital Tactical
              Trading, LLC, CSFB Alternative Capital Relative Value Fund, LLC, CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC, CSFB Alternative Capital Event Driven Institutional Fund, LLC, CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC, CSFB Alternative Capital Tactical Trading Institutional Fund, LLC, CSFB Alternative Capital Relative Value Institutional Fund, LLC, CSFB Alternative Capital Multi-Strategy Master Fund, LLC, CSFB Alternative Capital Event Driven Master Fund, LLC, CSFB Alternative Capital Long/Short Equity Master Fund, LLC, CSFB Alternative Capital Tactical Trading Master Fund, LLC or CSFB Alternative Capital Relative Value Master Fund, LLC.

       (i) "INDEPENDENT MANAGER" means a manager of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make a report under Section 3 of this Code solely by reason of being a manager of the Fund.

       (j) "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

       (k) "INVESTMENT PERSONNEL" of a Fund or the Adviser means: (i) any employee of the Fund or the Adviser (or of any company in a Control relationship to the Fund or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or (ii) any natural person who Controls the Fund or the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

       (l) "LIMITED OFFERING" means an offering that is exempt from registration under the 1933 Act pursuant to Section 4(2) or
              Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

       (m)    "PRINCIPAL UNDERWRITER" means Credit Suisse First Boston, LLC.

       (n) "PURCHASE OR SALE OF A COVERED SECURITY" means the purchase or sale of a Covered Security, and includes, among other things, the writing of an option to purchase or sell a Covered Security.

2.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

       Investment Personnel of a Fund or the Adviser must obtain approval from a Fund or the Adviser before directly or indirectly acquiring Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering.

3.     REPORTING

       (a)    INITIAL HOLDINGS REPORTS.

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              (i)    Except as otherwise provided in this Code, every Access
                     Person of a Fund and every Access Person of the Adviser or the Principal Underwriter, shall report to that Fund, Adviser or Principal Underwriter, as applicable, no later than 10 days after the person becomes an Access Person, the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

                     (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

                     (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                     (3) The date that the report is submitted by the Access Person.

              (ii) An Independent Manager of the Funds need not make an initial holdings report.

       (b)    QUARTERLY TRANSACTION REPORTS.

              (i) Except as otherwise provided in this Code, every Access Person of a Fund and every Access Person of the Adviser or the Principal Underwriter, shall report to that Fund, Adviser or Principal Underwriter, as applicable, no later than 30 days after the end of each calendar quarter, the following information:

                     (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership in the Covered Security:

                            a. The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each Covered Security involved;

                            b.     The nature of the transaction (i.e.,
                                   purchase, sale or any other type of
                                   acquisition or disposition);

                            c. The price of the Covered Security at which the transaction was effected;

                            d. The name of the broker, dealer or bank with or through which the transaction was effected; and

                            e. The date that the report is submitted by the Access Person.

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                     (2)    With respect to any account established by the
                            Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                            a. The name of the broker, dealer or bank with whom the Access Person established the account;

                            b.     The date the account was established; and

                            c. The date that the report is submitted by the Access Person.

              (ii) An Independent Manager of the Funds need only report a transaction in a Covered Security in a quarterly transaction report if such Manager, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a manager of the Funds, should have known that during the 15-day period immediately before or after the date of the transaction by the Independent Manager, such Covered Security was purchased or sold by a Fund or was being considered by a Fund or the Adviser for purchase or sale by a Fund.

              (iii) An Access Person need not make a quarterly transaction report under this Section 3 if the report would duplicate information contained in broker trade confirmations or account statements received by the Funds, the Adviser or the Principal Underwriter with respect to the Access Person in the time period required by Section 3(b)(i) of this Code, if all of the information required by Section 3(b)(i) is contained in the broker trade confirmations or account statements, or in the records of the Funds, the Adviser or the Principal Underwriter.

              (iv) An Access Person need not make a quarterly transaction report under this Section 3 with respect to transactions effected pursuant to an Automatic Investment Plan.

       (c)    ANNUAL HOLDINGS REPORTS.

              (i) Except as otherwise provided in this Code, every Access Person of a Fund and every Access Person of the Adviser or the Principal Underwriter, shall report to that Fund, Adviser or Principal Underwriter, as applicable, annually the following information (which must be current as of a date no more than 45 days before the report is submitted):

                     (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

                     (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

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                     (3)    The date that the report is submitted by the Access
                            Person.

              (ii) An Independent Manager of the Funds need not make an annual holdings report.

       (d) INITIAL HOLDINGS REPORTS, QUARTERLY TRANSACTION REPORTS, AND ANNUAL HOLDINGS REPORTS.

              (i) Notwithstanding Sections 3(a)(i), 3(b)(i) and 3(c)(i) of this Code, an Access Person need not make a report to the Adviser under this Code to the extent the information in the report would duplicate information required to be recorded by the Adviser under the Rule 204-2(a)(13) under the Investment Advisers Act of 1940, as amended.

              (ii) A person need not make a report under this Section 3 with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control.

       (e)    DISCLAIMER.

              Any report under this Section 3 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the security to which the report relates.

4.     ADMINISTRATION OF THE CODE OF ETHICS

       (a)    GENERAL RULE.

       The Funds, the Adviser and the Principal Underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

       (b)    WRITTEN REPORT TO FUND BOARD OF MANAGERS.

       No less frequently than annually, the Funds, the Adviser and the Principal Underwriter must furnish to the Fund Board of Managers, and the Fund Board of Managers must consider, a written report that:

              (i) Describes any issues arising under the Code or procedures since the last report to the Fund Board of Managers, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

              (ii) Certifies that the Funds, the Adviser and the Principal Underwriter have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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